                                                Filed Pursuant to Rule 424(b)(3)
                                           Registration Statement No. 333-107535
             8 7/8% Senior Notes due 2010 CUSIP Nos. 749564 AA 8 and U76218 AA 1
               10 7/8% Senior Subordinated Notes due 2012 CUSIP Nos. 749564 AC 4
                                                                 and U76218 AB 9

                               R.H. DONNELLEY INC.

                  PROSPECTUS SUPPLEMENT DATED SEPTEMBER 5, 2003
                     TO THE PROSPECTUS DATED AUGUST 1, 2003

         The selling security holders table on pages 28-47 of the prospectus, as amended, is hereby further amended to update and/or add, as applicable, the information regarding the following entities in the prospectus and their respective amount of 8 7/8% senior notes due 2010 and/or 10 7/8% senior subordinated notes due 2012.

                                                Senior Notes                        Senior Subordinated Notes
                                   -----------------------------------------------------------------------------------
                                                                              Principal Amount     Principal Amount
                                    Principal Amount     Principal Amount        of Senior            of Senior
                                     of Senior Notes      of Senior Notes    Subordinated Notes   Subordinated Notes
Name of Selling Security Holder         Owned               Offered               Owned               Offered
----------------------------------------------------------------------------------------------------------------------
CIBC World Markets............                      --                   --  $           250,000  $           250,000
Garban Corporates LLC.........                      --                   --            1,000,000            1,000,000
Industriens Pensionsforsikring
   A/S(1).....................     $           100,000  $           100,000            1,550,000            1,550,000

-------------------


(1) The inclusion of this selling security holder in the prospectus supplement is intended to correct typographical and other inadvertent errors regarding the listing of such selling security holder's name. For such selling security holder, the information in this prospectus supplement supercedes the information included in the prospectus or a previous prospectus supplement.